Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 26th day of May, 2004, by and

AMONG:

HURON VENTURES, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at suite 2000, 1066 West Hastings Street, Vancouver BC Canada V6E 3X2
("Huron")
AND:
DAVENPORT ACQUISITION CORP. , a body corporate formed
pursuant to the laws of the State of Oklahoma and a wholly owned subsidiary of Huron
(the "Acquirer")
AND:
DAVENPORT FIELD UNIT INC. , a body corporate formed pursuant to the laws of the State of Texas
("Davenport")
AND:
THE SHAREHOLDERS OF DAVENPORT, all of whom are set forth
on the signature pages of this Agreement
(the "Davenport Shareholders")
AND:
CANO ENERGY CORPORATION, a body corporate formed pursuant
to the laws of the State of Texas and having an office for business located at 309 West 7th Street, Suite 1600, Fort Worth, TX 76102
("Cano")
AND:
BIG SKY MANAGEMENT LTD. , a body corporate formed pursuant to the laws of the Province of British Columbia and having its registered office located at Suite 704 – 1478 West Hastings Street Vancouver, BC
Canada V6G 3J6
("Big Sky")

WHEREAS:

A. The Davenport Shareholders own 10,000,000 Davenport Shares, being 100% of the presently issued and outstanding Davenport Shares;

B. The sole assets of Davenport are a 100% working interest and a 55% net revenue interest in the oil, gas and mineral leasehold estates and personal property related thereto located in Lincoln County, Oklahoma covering 2,178 acres, more or less, and known more particularly as the "Davenport Property";

C. Huron is a reporting company whose common stock is quoted on the NASD "Bulletin Board";

D. The respective Boards of Directors of Huron, Davenport and the Acquirer deem it advisable and in the best interests of Huron, Davenport and the Acquirer that Davenport merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the States of Texas and Oklahoma;

E. It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and

F. Cano and Big Sky are being made party to this agreement for the purpose of making the specific representations, warranties and covenants contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

	(a)	"Acquisition Shares" means the 5,165,000 Huron Common Shares to be issued to the Davenport Shareholders at Closing pursuant to the terms of the Merger;

(b)
"Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, and a Person shall be deemed to control another Person if the controlling Person is the beneficial owner (as defined in Rule 13d-3 under the Securities Act of 1934, as amended) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of securities, through serving as an officer or director, by contract or otherwise.

	(c)	"Agreement " means this agreement and plan of merger among Huron, the Acquirer, Davenport, and the Davenport Shareholders;

(d)
"Cano Energy Management Agreement" means the management agreement in the form attached hereto as Schedule "Q" to be entered into at Closing between Cano and Huron pursuant to which Huron will agree to manage the business and affairs of Cano following the Closing on the terms specified therein and which will also provide that (i) Huron will be transferred, at the Closing, all of Cano's right, title and interest in and to the name "Cano" and any variations thereof, together with all goodwill associated therewith, for the sum of $1.00, (ii) Huron will grant back to Cano a non-exclusive right to use the name "Cano Energy Corporation" in connection with its business, provided that Cano takes all such measures which a prudent business operator would take to avoid confusion in the marketplace caused by Huron's use of the name "Cano", and (iii) in the event that Huron ceases to manage the business and affairs of Cano for any reason whatsoever, or if Cano ceases to conduct any business other than that of a passive holding company, or if Huron, acting reasonably, concludes that an undue amount of confusion is resulting from the use of the name "Cano" by Cano, Cano rights to use the name "Cano" may be immediately terminated by Huron and Cano will, at its own cost and expense, change its name to a name other than "Cano", remove the "Cano" name from all of its materials and cease using the "Cano" name;

(e)	"Cash Purchase Price" means the sum of $150,000 to be paid by Huron as directed by the Davenport Shareholders on the Closing Date;

(f)
"Certificate of Merger" means the certificate of merger to be executed by Davenport and the Acquirer at the Closing and filed with the Secretaries of State for the States of Texas and Oklahoma to effect the Merger;

(g)	"Closing " means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 10 hereof;

(h)	"Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(i)	"Closing Time" means 1:00 o'clock p.m., Central Daylight Time, on the Closing Date;

(j)
"Davenport Accounts Payable and Liabilities" means all accounts payable and liabilities of Davenport, due and owing or otherwise constituting a binding obligation of the Davenport (other than a Davenport Material Contract) as of March 31, 2004, as set forth in Schedule "A" hereto;

(k)	"Davenport Accounts Receivable " means all accounts receivable and other debts owing to Davenport as of March 31, 2004, as set forth in Schedule "B" hereto;

(l)
"Davenport Assets" means all the property and assets of the Davenport Business of every kind and description wheresoever situated including, without limitation, Davenport Equipment, Davenport Leasehold Interests, Davenport Material Contracts, Davenport Wells, Davenport Accounts Receivable, Davenport Cash, Davenport Intangible Assets and Davenport Goodwill, and all credit cards, charge cards and banking cards issued to Davenport;

(m)
"Davenport Audited Financial Statements" means the financial statements of Davenport for the two year periods ended March 31, 2004 and 2003, together with the unqualified auditors report thereon, prepared in accordance with Item 310 of Regulation SB, and which are to be delivered by Davenport to Huron pursuant to the terms hereof;

(n)	"Davenport Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Davenport or relating to the Davenport Business, as set forth in Schedule "C" hereto;

(o)	"Davenport Business" means all aspects of the business conducted by Davenport;

(p)	"Davenport Cash " means all cash on hand or on deposit to the credit of Davenport on the Closing Date;

(q)
"Davenport Debt to Related Parties" means the debts owed by Davenport and its subsidiaries to the Davenport Shareholders or to any family member thereof, or to any Affiliate of Davenport or the Davenport Shareholders as of March 31, 2004, as set forth in Schedule "D" hereto;

(r)	"Davenport Draft Financial Statements " means the draft financial statements of Davenport for the years ended March 31, 2004 and 2003 attached hereto as Schedule "E";

(s)
"Davenport Equipment" means all machinery, equipment, furniture, and furnishings used in the Davenport Business, including, without limitation, the items more particularly described in Schedule "F" hereto;

(t)
"Davenport Goodwill" means the goodwill of the Davenport Business together with the exclusive right of Huron to represent itself as carrying on the Davenport Business in succession of Davenport subject to the terms hereof, and the right to use any words indicating that the Davenport Business is so carried on, including the right to use the name "Cano" or "Davenport" or any variation thereof as part of the name of or in connection with the Davenport Business or any part thereof carried on or to be carried on by Davenport, the right to all corporate, operating and trade names associated with the Davenport Business, or any variations of such names as part of or in connection with the Davenport Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Davenport Business, all necessary licenses and authorizations and any other rights used in connection with the Davenport Business;

(u)
"Davenport Insurance Policies" means the public liability insurance and insurance against loss or damage to Davenport Assets and the Davenport Business as described in the Statement of Davenport Insurance to be delivered by Davenport to Huron, as set forth in Schedule "G" hereto;

(v)
"Davenport Intangible Assets " means all of the intangible assets of Davenport, including, without limitation, Davenport Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Davenport;

(w)	"Davenport Leasehold Interests" means the leasehold interests reflecting the Davenport Property as more particularly set forth in Schedule "H" attached hereto;

(x)
"Davenport Material Contracts" means the burden and benefit of and the right, title and interest of Davenport in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Davenport is entitled in connection with the Davenport Business whereunder Davenport is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in the Statement of Davenport Material Contracts, as set forth in Schedule "I" hereto;

(y)	"Davenport Royalty Interests " means all of the royalty interests in and under the Davenport Leasehold Interests as set forth in Schedule "J" attached hereto;

(z)	"Davenport Shares" means all of the issued and outstanding shares of Davenport's common stock;

(aa)	"Davenport Wells" means the wells in which Davenport has an interest by virtue of its ownership of the Davenport Leasehold Interests as set forth in Schedule "K" attached hereto;

(bb)	"Effective Time" means the date of the filing of the Certificate of Merger, which certificate shall provide that the Merger shall become effective upon such filing;

(cc)
"Employment Agreements" means the employment agreements to be entered into by and between Huron and each of Johnson, Michael Ricketts and Tom Cochrane prior to Closing in the forms attached hereto as Schedule "R";

(dd)
"Environmental Law" means any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any tribal authority or other governmental authority pertaining to health or the environment, including, without limitation, the Clean Air Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended; the Federal Water Pollution Control Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Resource Conservation, and Recovery Act of 1976 ("RCRA"), as amended; the Safe Drinking Water Act, as amended; the Toxic Substances Control Act, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Hazardous Materials Transportation Act, as amended; any state laws pertaining to the handling of oil and gas exploration or production wastes or the use, maintenance and closure of pits and impoundments; and other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) to the extent the laws of the jurisdiction wherein the Davenport Assets are located establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply and (ii) the terms "hazardous substance" and "solid waste" shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes. For purposes of this Agreement, the term "governmental authority" includes the United States, the state, county, city, tribal and political subdivisions in which the Davenport Assets are located or which exercises jurisdiction over any of the Davenport Assets, and any agency, department, commission, board, bureau or instrumentality, or any of them, that exercises jurisdiction over any of the Davenport Assets;

(ee)	"Escrow Agent" means Phillip A. Wylie of Dallas Texas;

(ff)	"Financing " means the financing of Huron in the minimum amount of $2,000,000 pursuant to the Subscription;

(gg)
"Huron Accounts Payable and Liabilities" means all accounts payable and liabilities of Huron, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Huron and its subsidiaries (other than a Huron Material Contract) as of March 31, 2004, as set forth in Schedule "L" hereto;

(hh)
"Huron Assets" means all the property and assets of the Huron Business of every kind and description wheresoever situated including, without limitation, Huron Material Contracts, Huron Cash, Huron Intangible Assets and Huron Goodwill, and all credit cards, charge cards and banking cards issued to Huron;

(ii)	"Huron Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Huron and its subsidiaries or relating to the Huron Business, as set forth in Schedule "M" hereto;

(jj)	"Huron Business" means all aspects of any business conducted by Huron;

(kk)	"Huron Cash" means all cash on hand or on deposit to the credit of Huron on the Closing Date;

(ll)	"Huron Common Shares" means the shares of common stock, $0.0001 par value, in the capital of Huron;

(mm)	"Huron Debt to Related Parties" means the debts owed by Huron to any Affiliate of Huron as described in Schedule "N" hereto;

(nn)
"Huron Financial Statements " means collectively, the audited consolidated financial statements of Huron for the two year periods ended June 30, 2003 and 2002, together with the unqualified auditors' report thereon, and the unaudited, reviewed consolidated financial statements of Huron for the nine month periods ended March 31, 2004 and 2003, all prepared in accordance with Item 310 of Regulation SB, true copies of which are attached as Schedule "O" hereto; and

(oo)
"Huron Goodwill" means the goodwill of the Huron Business including the right to all corporate, operating and trade names associated with the Huron Business, or any variations of such names as part of or in connection with the Huron Business, all books and records and other information relating to the Huron Business, all necessary licenses and authorizations and any other rights used in connection with the Huron Business;

(pp)
"Huron Intangible Assets" means all of the intangible assets of Huron and its subsidiaries, including, without limitation, Huron Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Huron and its subsidiaries;

(qq)
"Huron Material Contracts" means the burden and benefit of and the right, title and interest of Huron and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Huron or its subsidiaries are entitled whereunder Huron or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "P" hereto;

(rr)	"Investment " means the $1,500,000 to be invested by Huron pursuant to the Investment Escrow Agreement;

(ss)
"Investment Escrow Agreement " means the escrow agreement to be entered into between Cano, Huron, and the Escrow Agent concurrent with the execution of this Agreement in the form attached hereto as Schedule "S";

(tt)	"Johnson" mean Steven Jeffrey Johnson, one of the Davenport Shareholders and the principal shareholder of Cano;

(uu)	"Management Stock Pool Agreement " means the agreement to be entered into between Huron and the Davenport Shareholders prior to Closing in the form attached hereto as Schedule "T";

(vv)
"Management Stock Pool Escrow Agreement " means the escrow agreement to be entered into between Huron, the Davenport Shareholders and the Escrow Agent prior to Closing in the form attached hereto as Schedule "U";

(ww)	"Merger" means the merger, at the Effective Time, of Davenport and the Acquirer pursuant to this Agreement and Plan of Merger;

(xx)	"Merger Consideration" means the Acquisition Shares and the Cash Purchase Price;

(yy)
"Operating Agreement " means the three month operating agreement, on the AAPL Model Form, with customary exhibits, to be entered into at Closing between the Operator and the Acquirer in the form attached hereto as Schedule "V";

(zz)	"Operator" means Vaca Operating Company LLC;

(aaa)	"Person" means any natural person, partnership, joint venture, limited partnership, corporation, limited liability company, trust, estate, association or other entity.

(bbb)	"Place of Closing " means the offices of Snell Wylie & Tibbals, or such other place as Huron and the Davenport Shareholders may mutually agree upon;

(ccc)	"Preferred Shares" means the Series B Convertible Preferred Shares to be issued pursuant to the Financing;

(ddd)
"Return to Treasury and Debt Forgiveness Agreement " means the return to treasury and debt forgiveness agreement to be entered into prior to Closing between Huron and Big Sky in the form attached hereto as Schedule "W";

(eee)	"State Corporation Law" means the Texas Business Corporations Act and the Oklahoma Business Corporations Act;

(fff)	"Subscription" means the form of Subscription for the Preferred Shares attached hereto as Schedule "X";

(ggg)	"Surviving Company " means the Acquirer.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this

Agreement are as follows:

Information concerningDavenport

Schedule "A"	Davenport Accounts Payable and Liabilities
Schedule "B"	Davenport Accounts Receivable
Schedule "C"	Davenport Bank Accounts
Schedule "D"	Davenport Debts to Related Parties
Schedule "E"	Davenport Draft Financial Statements
Schedule "F"	Davenport Equipment
Schedule "G"	Davenport Insurance Policies
Schedule "H"	Davenport Leasehold Interests
Schedule "I"	Davenport Material Contracts
Schedule "J"	Davenport Royalty Interests
Schedule "K"	Davenport Wells

Information concerningHuron

Schedule "L"	Huron Accounts Payable and Liabilities
Schedule "M"	Huron Bank Accounts
Schedule "N"	Huron Debts to Related Parties
Schedule "O"	Huron Financial Statements
Schedule "P"	Huron Material Contracts

Agreements

Schedule "Q"	Cano Energy Management Agreement
Schedule "R"	Employment Agreements
Schedule "S"	Investment Escrow Agreement
Schedule "T"	Management Group Stock Pool Agreement
Schedule "U"	Management Group Stock Pool Escrow Agreement
Schedule "V"	Operating Agreement
Schedule "W"	Return to Treasury and Debt Forgiveness Agreement
Schedule "X"	Subscription

Other Items

Schedule "Y"	Legal Opinions

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1 At Closing, Davenport shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of Davenport shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Davenport or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Company, as they were of Davenport and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of Davenport and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Davenport and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of Davenport or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3 The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Acquirer as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors of Davenport at the Effective Time shall become the Directors of the Surviving Company after the Closing.

Consideration

2.4 In consideration of the acquisition of the Davenport Shares from the Davenport Shareholders by Huron and the Acquirer, Huron and the Acquirer agree to pay the Merger Consideration to the Davenport Shareholders on the Closing Date.

Conversion of Securities

2.5 At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, Davenport or the Davenport Shareholders, the shares of capital stock of each of Davenport and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)
Conversion of Davenport Shares. Each Davenport Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of Davenport Shares outstanding immediately prior to Closing. All such Davenport Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.6 The Davenport Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Huron;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the seller has furnished to Huron an opinion of counsel to that effect or such other written opinion as may be reasonably required by Huron.

The Davenport Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO CERTAIN AGREEMENTS BETWEEN THE REGISTERED HOLDER AND THE ISSUER. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THESE AGREEMENTS AND IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE ACT IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS THEN IN FACT APPLICABLE TO THE SHARES.

ARTICLE 3
INTENTIONALLY DELETED

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF BIG SKY

Representations and Warranties

4.1 Big Sky hereby represents and warrants in all material respects to Davenport and the Davenport Shareholders, with the intent that Davenport and the Davenport Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Huron - Corporate Status and Capacity

(a)
Incorporation. Huron is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. Huron conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. Huron is duly authorized to carry on such business in Vancouver, BC, Canada. The nature of the Huron Business does not require Huron to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity . Huron has the corporate power, capacity and authority to own the Huron Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Huron is required to file current reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, the Huron Common Shares are quoted on the NASD "Bulletin Board", and all reports required to be filed by Huron with the Securities and Exchange Commission or NASD have been timely filed;

Acquirer - Corporate Status and Capacity

(e)
Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Oklahoma, and is in good standing with the office of the Secretary of State for the State of Oklahoma;

(f)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date;

(g)	Corporate Capacity . The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Huron - Capitalization

(h)
Authorized Capital. The authorized capital of Huron consists of 50,000,000 Huron Common Shares, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 16,982,204 Huron Common Shares, and no shares of preferred stock are presently issued and outstanding;

(i)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Huron Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Huron, other than options to acquire up to 1,392 Huron Common Shares at a price of $300 per share which expire in 2009;

Acquirer Capitalization

(j)	Authorized Capital. The authorized capital of the Acquirer consists of 10,000,000 shares of common stock, $0.001 par value, all of which are presently issued and outstanding;

(k)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of any common or preferred shares in the Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

Huron - Records and Financial Statements

(l)
Charter Documents. The charter documents of Huron and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of Huron or the Acquirer, as the case may be;

(m)
Corporate Minute Books . The corporate minute books of Huron and the Acquirer are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Huron and the Acquirer which required director or shareholder approval are reflected on the corporate minute books of Huron and the Acquirer. Huron and the Acquirer are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or bylaws.

(a)
Huron Financial Statements. The Huron Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Huron as of the respective dates thereof, and the sales and earnings of the Huron Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied and the requirements of Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission;

(n)
Huron Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Huron or its subsidiaries which are not disclosed in Schedule "L" hereto (Huron Accounts Payable and Liabilities) or reflected in the Huron Financial Statements except those incurred in the ordinary course of business or in connection with the transactions contemplated hereby since the date of the said schedule and the Huron Financial Statements, and neither Huron nor the Acquirer have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Huron as of March 31, 2004, are described in Schedule "L" hereto (Huron Accounts Payable and Liabilities);

(o)	Huron Bank Accounts. All of the Huron Bank Accounts, their location, numbers and the authorized signatories thereto are, as set forth in Schedule "M" hereto (Huron Bank Accounts);

(p)
No Debt to Related Parties . Except as disclosed in Schedule "N" hereto (Huron Debts to Related Parties), neither Huron nor the Acquirer is, and on Closing will not be, indebted to any Affiliate of Huron except (i) for expenses incurred in furtherance of the transactions contemplated herby, and (ii) for accounts payable on account of bona fide business transactions incurred in normal course of the Huron Business, none of which are more than 60 days in arrears;

(q)
No Related Party Debt to Huron. No Affiliate of Huron is now indebted to or under any financial obligation to Huron or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(r)	No Dividends. No dividends or other distributions on any shares in the capital of Huron have been made, declared or authorized since the date of Huron Financial Statements;

(s)
No Payments. Other than for reimbursements of expenses, no payments of any kind have been made or authorized since the date of the Huron Financial Statements to or on behalf of officers, directors, shareholders or employees of Huron or the Acquirer or under any management agreements with Huron or the Acquirer, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(t)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Huron;

(u)	No Adverse Events. Since the date of the Huron Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of Huron, the Acquirer, its liabilities or the Huron Assets or any damage, loss or other change in circumstances materially affecting Huron, the Huron Business or the Huron Assets or Huron' right to carry on the Huron Business, other than (i) the conversion of 600 shares of Series A Convertible Preferred Stock and (ii) changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Huron, its subsidiaries, the Huron Business or the Huron Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Huron to any of Huron' officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

	(iv)	the Huron Business has been and continues to be carried on in the ordinary course,

	(v)	Huron has not waived or surrendered any right of material value,

	(vi)	neither Huron nor the Acquirer have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Huron - Income Tax Matters

(v)
Tax Returns. All tax returns and reports of Huron required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Huron or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(w)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Huron. Huron is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Huron - Applicable Laws and Legal Matters

(x)
Licenses. Huron holds all licenses and permits as may be requisite for carrying on the Huron Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Huron Business;

(y)
Applicable Laws. Neither Huron nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Huron Business, and to Big Sky's knowledge, neither Huron nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Huron Business;

(z)
Pending or Threatened Litigation. To Big Sky's knowledge, there is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Huron, it's the Acquirer, the Huron Business, or any of the Huron Assets nor does Big Sky have any knowledge of any deliberate act or omission of Huron that would form any material basis for any such action or proceeding;

(aa)
No Bankruptcy. Neither Huron nor the Acquirer have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Huron or the Acquirer and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Huron or the Acquirer;

(bb)
Labor Matters. Neither Huron nor the Acquirer are party to any collective agreement relating to the Huron Business with any labor union or other association of employees and no part of the Huron Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Huron, has made any attempt in that regard;

(cc)
Finder's Fees. Neither Huron nor the Acquirer are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(dd)
Authorization and Enforceability . The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Huron and the Acquirer;

(ee)	No Violation or Breach. The execution and performance of this Agreement will not:

	(i)	violate the charter documents of Huron or the Acquirer or result in any breach of,

or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Huron or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Huron Material Contracts, or any right or rights enjoyed by Huron or the Acquirer,

(iii)	result in any alteration of Huron' or the Acquirer's obligations under any agreement to which Huron or the Acquirer are party including, without limitation, the Huron Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Huron Assets,

(v)	result in the imposition of any tax liability to Huron or the Acquirer relating to the Huron Assets, or

(vi)	violate any court order or decree to which either Huron or the Acquirer are subject;

The Huron Assets - Ownership and Condition

(ff)
Business Assets. The Huron Assets comprise all of the property and assets of the Huron Business, and no other person, firm or corporation owns any assets used by Huron or its subsidiaries in operating the Huron Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedule "P" (Huron Material Contracts) hereto;

(gg)
Title. Huron is the legal and beneficial owner of the Huron Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedule "P" (Huron Material Contracts) hereto;

(hh)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Huron Assets;

(ii)	Huron Material Contracts. The Huron Material Contracts listed in Schedule "P" (Huron Material Contracts) constitute all of the material contracts of Huron and its subsidiaries;

(jj)
No Default . There has not been any default in any material obligation of Huron or any other party to be performed under any of the Huron Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "J" hereto), and Big Sky is not aware of any default in the obligations of any other party to any of the Huron Material Contracts;

(kk)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Huron or its subsidiaries. Neither Huron nor its subsidiaries are obligated to pay benefits or share profits with any employee after termination of employment except as required by law;

Huron Assets - Huron Goodwill and Other Assets

(ll)
Huron Goodwill. Huron does not carry on the Huron Business under any other business or trade names. Big Sky does not have any knowledge of any infringement by Huron or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Huron Business

(mm)	Maintenance of Business. Since the date of the Huron Financial Statements, Huron has not entered into any material agreement or commitment except in the ordinary course or except as disclosed therein;

(nn)
Subsidiaries. Except for the Acquirer, Huron does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Huron - Acquisition Shares

(oo)
Acquisition Shares. The Acquisition Shares when delivered to the holders of Davenport Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Huron, in all cases subject to (i) the terms of the Management Group Stock Pool Agreement and (ii) the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

4.2 The representations and warranties of Big Sky contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Davenport, the representations and warranties of Big Sky shall survive the Closing.

Indemnity

4.3 Big Sky agrees to indemnify and save harmless Davenport from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including attorneys' fees incurred in contesting any such claims and any payment made in good faith in settlement of any claim (subject to the right of Big Sky to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Bi Sky to Davenport hereunder.

ARTICLE 5 COVENANTS OF HURON

Covenants

5.1	Huron and Big Sky covenant and agree with Davenport that they will:

(a)
Conduct of Business. Until the Closing, conduct the Huron Business diligently and in the ordinary course consistent with the manner in which the Huron Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use their best efforts to preserve the Huron Business and the Huron Assets and, without limitation, preserve for Davenport Huron's relationships with any third party having business relations with it;

(c)
Access. Until the Closing, give Davenport and its representatives full access to all of the properties, books, contracts, commitments and records of Huron, and furnish to Davenport and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Huron Assets notwithstanding the change in control of Huron arising from the Merger; and

(e)
Best Efforts. Big Sky shall use their commercially reasonable best efforts to cause all of its representations and warranties herein to remain true and correct in all respect until the Closing and to satisfy the conditions precedent set forth in section 8.3 hereof.

Authorization

5.2 Huron hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Huron and its subsidiaries to release any and all information in their possession respecting Huron to Davenport. Huron shall promptly execute and deliver to Davenport any and all consents to the release of information and specific authorizations which Davenport reasonably requires to gain access to any and all such information.

Survival

5.3 The covenants set forth in this Article shall survive the Closing for the benefit of Davenport and the Davenport Shareholders.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF
CANO AND JOHNSON

Representations and Warranties

6. Cano and Johnson hereby jointly and severally represent and warrant in all material respects to Huron, with the intent that Huron will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Davenport - Corporate Status and Capacity

(b)
Incorporation. Davenport is a corporation duly incorporated and validly subsisting under the laws of the State of Texas, and is in good standing with the office of the Secretary of State for the State of Texas;

(c)
Carrying on Business . Davenport carries on business primarily in the States of Oklahoma and Texas and does not carry on any material business activity in any other jurisdiction. The nature of the Davenport Business does not require the Davenport to register or otherwise be qualified to carry on business in any other jurisdiction;

(d)	Corporate Capacity . Davenport has the corporate power, capacity and authority to own the Davenport Assets and to enter into and complete this Agreement;

Davenport - Capitalization

(e)	Authorized Capital. The authorized capital of Davenport consists of 10,000,000 shares of Common Stock, $0.001 par value per share;

(f)
Ownership of Davenport Shares. The issued and outstanding share capital of Davenport will on Closing consist of 10,000,000 shares of Common Stock, $0.001 par value per share (being the Davenport Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Davenport Shareholders will be at Closing the registered and beneficial owners of all of the Davenport Shares. The Davenport Shares will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(g)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Davenport Shares held by the Davenport Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Davenport;

(h)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Davenport Shares contained in the charter documents of Davenport or under any agreement;

Accuracy of Information

(i)
Accuracy of Information . All of the information, reports and other data furnished to Huron by or on behalf of Cano, Davenport or the Davenport Shareholders in connection with the transactions contemplated herein is accurate and complete in all material respects, and none of such information contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, under the circumstances in which they are made, not misleading. Cano and Johnson have no knowledge of any matter that materially and adversely affects (or may materially and adversely affect) the operations, prospects or condition of any of the Davenport Assets that has not been set forth in this Agreement, the Schedules to this Agreement, or the documents listed in such Schedules. Cano, Davenport or the Davenport Shareholders own and/or have the right to disclose to Huron all information furnished or made available to Huron in connection with the transactions described herein, and the disclosure by Cano, Davenport and the Davenport Shareholders to Huron of such information is not in violation of any duty owed by Cano, Davenport or the Davenport Shareholders to any person to whom such information relates or any obligation of Cano, Davenport or the Davenport Shareholders under any existing agreement;

Davenport - Records and Financial Statements

(j)	Charter Documents. The charter documents of Davenport have not been altered since its incorporation date, except as filed in the record books of Davenport;

(k)
Corporate Minute Books . The corporate minute books of Davenport are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Davenport which required director or shareholder approval are reflected on the corporate minute books of Davenport. The Davenport is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or bylaws;

(l)
Davenport Financial Statements. The Davenport Draft Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Davenport as the date thereof, and the sales and earnings of the Davenport Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied, and the Audited Davenport Financial Statements, when delivered, will present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Davenport as of the date thereof, and the sales and earnings of the Davenport Business during the periods covered thereby, in all material respects, and will have been prepared in substantial accordance with generally accepted accounting principles consistently applied and the requirements of Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission

(m)
Davenport Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, as at March 31, 2004, which are not disclosed in Schedule "A" (Davenport Accounts Payable and Liabilities) and the Davenport Draft Financial Statements disclose all material liabilities, contingent or otherwise, of Davenport and as at the date thereof and at Closing Davenport has not and will not have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(n)
Davenport Accounts Receivable. All the Davenport Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Cano and Johnson, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Davenport as of March 31, 2004, are described in Schedule "B" (Davenport Accounts Receivable);

(o)
Davenport Bank Accounts. All of the Davenport Bank Accounts, their location, numbers and the authorized signatories as at March 31, 2004, and as at the Closing Date are set forth in Schedule "C" (Davenport Bank Accounts);

(p)
No Debt to Related Parties. Except as disclosed in the Schedule "D" (Davenport Debts to Related Parties), Davenport will not on Closing be indebted to the Davenport Shareholders nor to any family member thereof, nor to any Affiliate of Davenport or the Davenport Shareholders except accounts payable on account of bona fide business transactions of Davenport incurred in normal course of Davenport Business, none of which are more than 30 days in arrears;

(q)
No Related Party Debt to Davenport. No Davenport Shareholder nor any Affiliate of Davenport are now indebted to or under any financial obligation to Davenport on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(r)	No Dividends. No dividends or other distributions on any shares in the capital of Davenport have been made, declared or authorized since the date of the Davenport Draft Financial Statements;

(s)
No Payments . Since the date of the Davenport Draft Financial Statements, no payments of any kind have been made or authorized to or on behalf of the Davenport Shareholders or to or on behalf of officers, directors, shareholders or employees of Davenport or under any management agreements with Davenport;

(t)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Davenport;

(u)	No Adverse Events. Since the date of the Davenport Draft Financial Statements:

(i) there has not been any material adverse change in the financial position or condition of Davenport, its liabilities or the Davenport Assets or any damage,

loss or other change in circumstances materially affecting Davenport, the Davenport Business or the Davenport Assets or Davenport's right to carry on the Davenport Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Davenport, the Davenport Business or the Davenport Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Davenport to the Davenport Shareholders or to any of Davenport's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Davenport Business has been and continues to be carried on in the ordinary course,

(v)	Davenport has not waived or surrendered any right of material value,

(vi)	Davenport has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Davenport - Income Tax Matters

(v)
Tax Returns. All tax returns and reports of Davenport required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Davenport or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(w)
Taxes. All ad valorem, property, production, severance, sales, use, windfall profits and similar taxes and assessments based on or measured by the ownership of the Davenport Assets or the production of hydrocarbons or the receipt of proceeds therefrom that have become due and payable with respect to the Davenport Assets have been paid;

(x)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Davenport. Cano and Johnson are not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Davenport - Applicable Laws and Legal Matters

(y)
Licenses. Davenport hold all governmental and tribal permits, licenses and other authorizations as may be requisite for carrying on the Davenport Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing) except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Davenport Business) and no proceeding is pending or threatened relating to the challenging, revocation or limitation of any such license or authorization

(z)
Applicable Laws. Davenport has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Davenport Business, and, to the knowledge of Cano and Johnson, Davenport is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Davenport Business;

(aa)
Pending or Threatened Litigation. There is no suit, action, investigation, or other proceeding pending or threatened against either Cano, the Davenport Shareholders or Davenport, or otherwise involving the Davenport Assets that could reasonably be expected to adversely affect any of the Davenport Assets, including, without limitation, Davenport's title thereto, the value thereof, operations thereon, or the marketing of production therefrom, (ii) there is no suit, action, investigation, or other proceeding pending or threatened against Cano or any of the Davenport Shareholders that could reasonably be expected to adversely affect the ability of Cano or any of the Davenport Shareholders to perform their obligations under this Agreement or that could reasonably be expected to prevent, delay or hinder the consummation of the transactions contemplated hereby; and (iii) none of Cano, the Davenport Shareholders or Davenport have received any notice that they have been charged with any violation of, or threatened with a charge of a violation of, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of, including the terms of any license, permit or authorization issued by, any federal, state, local or tribal authority ("Legal Requirement") that might reasonably be expected to adversely affect any of the Davenport Assets, and to the knowledge of Cano or Johnson, no third party has been charged with any violation of any Legal Requirement that might reasonably be expected to adversely affect the Davenport Assets;

(bb)
No Bankruptcy . Davenport has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Davenport and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Davenport;

(cc)
Labor Matters. Davenport is not party to any collective agreement relating to the Davenport Business with any labor union or other association of employees and no part of the Davenport Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Cano or Johnson, has made any attempt in that regard.

(dd)
Finder's Fees . Davenport is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ee)
Authorization and Enforceability . The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Davenport;

(ff)	No Violation or Breach. The execution and performance of this Agreement will not

	(i)	violate the charter documents of Davenport or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Davenport or Cano is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Davenport Material Contracts, or any right or rights enjoyed by Davenport,

(iii)	result in any alteration of Davenport's obligations under any agreement to which Davenport is a party including, without limitation, the Davenport Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Davenport Assets,

(v)	result in the imposition of any tax liability to Davenport relating to Davenport Assets or the Davenport Shares, or

(vi)	violate any court order or decree to which either Davenport is subject;

Davenport Assets - Ownership and Condition

(gg)
Business Assets. The Davenport Assets comprise all of the property and assets of the Davenport Business, and neither the Davenport Shareholders nor any other person, firm or corporation owns any assets used by Davenport in operating the Davenport Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedule "F" (Davenport Equipment) or Schedule "I" (Davenport Material Contracts);

(hh)
Title. Davenport is the legal and beneficial owner of the Davenport Assets and has indefeasible title thereto, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedule "J" (Davenport Royalty Interests), Schedule "F" (Davenport Equipment) or Schedule "I" (Davenport Material Contracts) and liens for ad valorem taxes not yet due and payable;

(ii)
Lease Obligations. With respect to the Davenport Leasehold Interests, (a) there are no royalty provisions (other than those allowing a lessor the right to take in kind and other than royalties due to governmental entities) requiring the payment of royalties on any basis other than proceeds actually received by the lessee, (b) there are no Davenport Leasehold Interests which are subject to a fixed term of duration, and (c) there are no unfulfilled drilling obligations affecting the Davenport Leasehold Interests and all royalties, rentals and other payments due in respect of the Davenport Leasehold Interests have been timely paid and all other conditions necessary to keep such properties and interests in full force and effect during their primary term, and thereafter if commercial production has been established thereon or on lands pooled therewith, have been fully performed;

(jj)
Obligations Relating to Operations. With respect to operations relating to the Davenport Assets: (i) there are no gas production, processing, sales, transportation or other imbalances as of the Closing Time between Davenport and any third party, (ii) there are no material non-consent operations with respect to any Davenport Leasehold Interest which have resulted or will result in a temporary or permanent increase or decrease in Davenport's interest in such Leasehold Interest from that set forth on Schedule "K" (Davenport Wells) for the applicable unit or well, (iii) there are no binding commitments with respect to the Davenport Assets that will result in Davenport incurring after the Closing Date capital expenditures with respect to any one unit or well in excess of $5,000 or $25,000 with respect to the Davenport Assets in the aggregate, and (iv) with the exception of the Operating Agreement to be entered into at Closing and the current operating agreement which will be terminated at the Closing, there are no operating, management or similar agreements affecting the Assets;

(kk)
Documents and Instruments. All documents and instruments creating or giving rise to the Davenport Leasehold Interests and all agreements, contracts, easements, rights-of-way and other surface use rights, and all governmental and tribal licenses, permits, approvals and other authorizations necessary to own, maintain and operate the Davenport Assets in compliance with applicable laws and in the manner in which they have historically been owned, maintained and operated (all such documents and instruments being herein referred to as the "Material Documents"), in full force and effect and no breach or default exists thereunder. The Material Documents (i) do not subject all or any portion of the Davenport Assets to any tax partnership or to any obligation requiring a partnership income tax return to be filed under the application of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code, or any similar state statute, and Davenport has complied with all conditions necessary to maintain a valid election to be excluded from said Subchapter K, and (ii) will not subject the Davenport Leasehold Interests to any area of mutual interest, non-competition or similar provision restricting Davenport from independently conducting operations in any geographic area. Davenport nor, to knowledge of Cano or Johnson, any other party to the Material Documents (x) is in breach or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder, or (y) has given or threatened to give notice of any default under, inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Material Document or any provision thereof. There are no amounts claimed to be due to Davenport in respect of the Davenport Assets that are being held in suspense because of a dispute as to title to such Davenport Assets or for any other reason, and Davenport is currently being paid its Net Revenue Interest specified on Schedule "K" (Davenport Wells") for each unit or well listed thereon without indemnity or guarantee other than those customarily found in division orders and other similar agreements and documents;

(ll)
Preferential Rights and Restrictions on Assignment. None of the Davenport Leasehold Interests are subject to any preferential rights to purchase or restrictions on assignment, including, but not limited to, requirements for consents from third parties to any assignment;

(mm)
Wells. All of the Davenport Wells have been drilled and completed within the boundaries of the Davenport Leasehold Interests or within the limits otherwise permitted by contract, pooling or unit agreement, and by law; and no such well is subject to penalties on allowable because of any over production or any other violation of applicable Legal Requirements that would prevent such well from being entitled to its full legal and regular allowable from and after the Closing Time as prescribed by any governmental authority;

(nn)	No Option . No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Davenport Assets;

(oo)
Davenport Insurance Policies. Davenport maintains the public liability insurance and insurance against loss or damage to the Davenport Assets and the Davenport Business as described in the in Schedule "G" (Davenport Insurance);

(pp)	Davenport Material Contracts. The Davenport Material Contracts listed in Schedule "I" (Davenport Material Contracts) constitute all of the material contracts of Davenport;

(qq)
No Default . There has not been any default in any material obligation of Davenport or any other party to be performed under any of Davenport Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in the Statement of Davenport Material Contracts), and neither Cano nor Johnson are aware of any default in the obligations of any other party to any of the Davenport Material Contracts;

(rr)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Davenport. Davenport is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Davenport Assets - Davenport Equipment

(ss)	Davenport Equipment. The Davenport Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

(tt)
Improvements, Personalty, Equipment and Fixtures. All wells, platforms, fixtures, facilities, improvements, pipelines, personal property and equipment constituting a part of the Davenport Assets (a) are in a good and operable state of repair so as to be adequate for normal operations in accordance with standard industry practice in the areas in which they are operated, (b) are adequate together with all related Davenport Assets to comply with the requirements of all applicable contracts, including sales contracts, and (c) meet and comply with all applicable Legal Requirements. However, Cano and Johnson make no warranties of whatsoever nature, express or implied, concerning equipment and fixtures included in the Davenport Assets, it being the intention of Sellers and Buyer to expressly negate and to exclude all warranties concerning equipment and fixtures included in the Davenport Assets, including, without limitation, any implied warranties of merchantability and fitness for any particular purpose, warranties created by an affirmation of fact or promise of any description of any kind whatsoever contained in or created by the Uniform Commercial Code as adopted in Oklahoma or by any other applicable law. Huron hereby waives any claim it may or might have now or in the future against Cano or Johnson for any loss, damage or expense caused by any of the equipment or fixtures included in the Davenport Assets or by defect therein, use or maintenance thereof or servicing or adjustment thereto and, as to Cano and Johnson, acquires the equipment and fixtures "as is -where is."

Davenport Assets - Davenport Goodwill and Other Assets

(uu)
Davenport Goodwill . Davenport carries on the Davenport Business only under the name "Davenport", "Davenport Field" and variations thereof and under no other business or trade names. The Davenport Shareholders do not have any knowledge of any infringement by Davenport of any patent, trademark, copyright or trade secret;

Davenport Assets – Environmental Matters

(vv)
Compliance with Laws. All operations (including, without limitation, the exploration and development of all leases, the drilling, completion and production of all wells thereon, and the marketing of all production therefrom) relating to the Davenport Leasehold Interests have been conducted in compliance with, and all items of tangible personal property and fixtures constituting part of the Davenport Assets, conform with all Legal Requirements, including but not limited to, any Environmental Laws;

(ww)
Environmental Matters. With respect to environmental matters, to knowledge and belief of Cano and Johnson (i) the Davenport Assets do not violate any order or requirement of any governmental authority or any Environmental Laws, nor are there any conditions existing on or resulting from the operations of the Assets that may give rise to any on-site or off-site remedial obligations under any Environmental Laws, (ii) the Davenport Assets are not in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court, any applicable tribal authority or any other governmental authority, (iii) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the Davenport Assets, including, without limitation, those relating to the past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment have been duly obtained or filed, and Davenport is in compliance with the terms and conditions of all such notices, permits, licenses and, similar authorizations, (iv) all hazardous substances or solid waste generated at or as a result of the Assets have, since the effective date of the relevant requirements of RCRA (as hereinafter defined), been transported, treated and disposed of only by carriers maintaining valid authorizations under RCRA and any other Environmental Laws and only at treatment storage and disposal facilities maintaining valid authorizations under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any governmental authority in connection with any Environmental Laws, (v) no hazardous substance or solid waste has been disposed of or otherwise released (including without limitation discharges or releases into pits) and there has been no threatened release of any hazardous substances or solid waste on, to or as a result of the Davenport Assets except in compliance with Environmental Laws, and there are no storage tanks or other containers on or under any of the Assets from which hazardous substances, petroleum products or other contaminants may be released into the surrounding environment, and (vi) there is no liability (contingent or otherwise) in connection with any release or threatened release of any hazardous substance or solid waste into the environment as a result of or with respect to the Assets;

The Business of Davenport

(xx)
Maintenance of Business . Since the date of the Davenport Draft Financial Statements, the Davenport Business has been carried on in the ordinary course and Davenport has not entered into any material agreement or commitment except in the ordinary course; and

(yy)	Subsidiaries . Davenport does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

6.2 The representations and warranties of Cano and Johnson contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Huron, the representations and warranties of Cano and Johnson shall survive the Closing.

Indemnity

6.3 Cano and Johnson jointly and severally agree to indemnify and save harmless Huron from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including attorneys' fees incurred in contesting any such claims and any payment made in good faith in settlement of any claim (subject to the right of Cano and Johnson to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Davenport, Cano or the Davenport Shareholders to Huron hereunder.

ARTICLE 7
COVENANTS OF DAVENPORT, CANO, AND
THE DAVENPORT SHAREHOLDERS

Covenants of Davenport, Cano and the Davenport Shareholders

7.1 Davenport, Cano and the Davenport Shareholders covenant and agree with Huron that they will:

(a)
Conduct of Business. Until the Closing, conduct the Davenport Business diligently and in the ordinary course consistent with the manner in which the Davenport Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use their best efforts to preserve the Davenport Business and the Davenport Assets and, without limitation, preserve for Huron Davenport's relationships with their suppliers, customers and others having business relations with them;

(c)
Standstill. From the date of this Agreement and until the Closing Davenport and the Davenport Shareholders shall not, directly or indirectly, seek, solicit or entertain competitive offers to purchase the Davenport Shares or the Davenport Assets, or otherwise discuss the sale of the Davenport Shares or the Davenport Assets with any party other than Huron and its Affiliates; and

(d)
Best Efforts. The Davenport Shareholders shall use their commercially reasonable best efforts to cause all of their respective representations and warranties herein (if any) to remain true and correct in all respect until the Closing and to satisfy the conditions precedent set forth in section 8.1 hereof.

Covenants of Davenport and Johnson

7.2 Davenport and Johnson covenant and agree with Huron that they will:

(a)
Audited Davenport Financial Statements. Use their commercially reasonable best efforts to cause the Audited Davenport Financial Statements to be prepared and delivered to Huron on or before May 28, 2004;

(b)	Name Change. Forthwith after the Closing, take such steps are required to change the name of Huron to "Cano Petroleum, Inc.";

(c)	No Reverse Stock Splits. For a period of twelve (12) months following the Closing, take any action to cause or result in any way in a reverse stock split of the capital stock of Huron;

(d)	1934 Act Reports. From and after the Closing Date, take all such steps as are necessary to discharge all reporting obligations imposed upon them by the Securities Exchange Act of 1934, as amended;

(e)	Reporting and Internal Controls. From and after the Effective Time, take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and Huron comply with Section 13(b)(2) of the Securities and Exchange Act of 1934, as amended;

(f)	No Material Adverse Change. The Audited Davenport Financial Statements shall comply with the Davenport Draft Financial Statements in all material respects;

(g)
Establishment of Operator. Johnson shall cause Huron (or a subsidiary thereof) to assume the responsibilities as operator of the Davenport Leasehold Interests within three months of the Closing Date; and

(h)
Access. Until the Closing, give Huron and its representatives full access to all of the properties, books, contracts, commitments and records of Davenport relating to Davenport, the Davenport Business and the Davenport Assets, and furnish to Huron and its representatives all such information as they may reasonably request; and

(i)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Davenport Assets, including the Davenport Material Contracts, notwithstanding the change in control of Davenport arising from the Merger.

Authorization

7.3 Davenport hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Davenport to release any and all information in their possession respecting Davenport to Huron. Davenport shall promptly execute and deliver to Huron any and all consents to the release of information and specific authorizations which Huron reasonably require to gain access to any and all such information.

Survival

7.4 The covenants set forth in this Article shall survive the Closing for the benefit of Huron.

ARTICLE 8
CONDITIONS PRECEDENT

Conditions Precedent in favor of Huron

8.1 Huron's obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Huron hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by Davenport, the Davenport Shareholders or Cano at or prior to the Closing will have been complied with or performed;

(c)
Davenport will have caused the Audited Davenport Financial Statements to be prepared and delivered to Huron and the Audited Davenport Financial Statements shall comply with the Davenport Draft Financial Statements in all material respects;

(d)	Huron shall have received a business plan (including financial projections) and an engineering report on the Davenport Leasehold Interests in form and substance satisfactory to Buyer;

(e)	Huron shall have completed its review and inspection of the Davenport Business and the Audited Davenport Financial Statements and shall be satisfied with same in all material respects;

(f)
title to the Davenport Shares held by the Davenport Shareholders and to the Davenport Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(g)
the Davenport Shareholders shall have delivered to Huron a consent, in form and substances satisfactory to Huron and its legal counsel, executed by Kevin Allodi Trading Partners L.P., the holder of an unrecorded security interest in the assets and properties of Cano, to this Agreement and the transactions contemplated hereby;

(h)	Huron having received executed Subscriptions for the minimum amount of the Financing;

(i)	Cano shall have delivered to Huron a release executed by a corporate officer other than Johnson releasing Johnson from any all future obligations to Cano and its Affiliates;

(j)	Cano and Huron shall have entered into the Cano Energy Management Agreement;

(k)	the Davenport Shareholders and the Escrow Agent shall have entered into the Investment Escrow Agreement;

(l)	the appropriate Davenport Shareholders shall have entered into the Employment Agreements;

(m)	the Davenport Shareholders and the Escrow Agent shall have executed the Management Stock Pool Agreement and the Management Stock Pool Escrow Agreement;

(n)	Davenport shall have terminated the operating agreement between the Davenport and the Operator dated May 15, 2003 and shall have entered into the Operating Agreement;

(o)	the Certificate of Merger shall be executed by Davenport in form acceptable for filing with the Secretaries of State for the States of Texas and Oklahoma;

(p)	subject to Article 9 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Davenport, its liabilities or the Davenport Assets or any damage, loss or other change in circumstances materially and adversely affecting Davenport, the Davenport Business or the Davenport Assets or Davenport's right to carry on the Davenport Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Davenport or the Davenport Business (whether or not covered by insurance) materially and adversely affecting Davenport, the Davenport Business or the Davenport Assets; and

(q)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by Huron

8.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Huron and any such condition may be waived in whole or in part by Huron at or prior to the Closing by delivering to Davenport a written waiver to that effect signed by Huron. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Huron shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of the Davenport Shareholders

8.3 The obligations of the Davenport Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Davenport or the Davenport Shareholders hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Huron at or prior to the Closing will have been complied with or performed;

(c)	the Davenport Shareholders shall have completed their review and inspection of Huron and shall be satisfied with same in all material respects;

(d)
Huron will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to the Escrow Agent and the Acquisition Shares will be registered on the books of Huron in the names of the holders of Davenport Shares at the Effective Time;

(e)
title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as provided for in the Management Stock Pool Agreement;

(f)
the Return to Treasury and Debt Forgiveness Agreement shall have been executed by Huron and Big Sky Management Ltd. and the certificate representing the shares to be returned to treasury and the promissory note representing the debt to be forgiven shall have been delivered to Huron, duly endorsed as required;

(g)	Huron shall have received executed Subscriptions for the minimum amount of the Financing;

(h)	the Escrow Agent shall have received the Cash Purchase Price and the Investment and Huron shall have entered into the Investment Escrow Agreement;

(i)	Huron shall have executed the Management Stock Pool Agreement and the Management Stock Pool Escrow Agreement;

(j)	Huron shall have entered into the Employment Agreements;

(k)	the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Secretaries of State for the States of Texas and Oklahoma;

(l)	subject to Article 9 hereof, there will not have occurred

(i) any material adverse change in the financial position or condition of Huron, its subsidiaries, their liabilities or the Huron Assets or any damage, loss or other change in circumstances materially and adversely affecting Huron, the Huron Business or the Huron Assets or Huron' right to carry on the Huron Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Huron or the Huron Business (whether or not covered by insurance) materially and adversely affecting Huron, its subsidiaries, the Huron Business or the Huron Assets; and

(r)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by the Davenport Shareholders

8.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Davenport Shareholders and any such condition may be waived in whole or in part by the Davenport Shareholders at or prior to the Closing by delivering to Huron a written waiver to that effect signed by the Davenport Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, the Davenport Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

8.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

8.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before June 2, 2004, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

8.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement (or destroy same and provide as duly sworn affidavit thereof to the other) and shall keep the terms of this Agreement and all information and documents received from Davenport and Huron and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Huron will be required to issue a news release regarding the execution and consummation of this Agreement, file the Certificate of Merger with the Secretaries of State for the States of Texas and Oklahoma and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Huron's filings with the Securities and Exchange Commission.

ARTICLE 9
RISK

Material Change in the Business of Davenport

9.1 If any material loss or damage to the Davenport Business occurs prior to Closing and such loss or damage, in Huron' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Huron shall, within two (2) days following any such loss or damage, by notice in writing to Davenport, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Huron' obligations to carry out the transactions contemplated hereby, be vested in Davenport or otherwise adequately secured to the satisfaction of Huron on or before the Closing Date.

Material Change in the Huron Business

9.2 If any material loss or damage to the Huron Business occurs prior to Closing and such loss or damage, in Davenport's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Davenport shall, within two (2) days following any such loss or damage, by notice in writing to Huron, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Davenport's obligations to carry out the transactions contemplated hereby, be vested in Huron or otherwise adequately secured to the satisfaction of Davenport on or before the Closing Date.

ARTICLE 10
CLOSING

Closing

10.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Davenport and the Davenport Shareholders

10.2 On or before the Closing, Davenport and the Davenport Shareholders will deliver or cause to be delivered to Huron:

(a)	the original or certified copies of the charter documents of Davenport and all corporate records documents and instruments of Davenport and all books and accounts of Davenport;

(b)
all reasonable consents or approvals required to be obtained by Davenport for the purposes of completing the Merger and preserving and maintaining the interests of Davenport under any and all Davenport Material Contracts and in relation to Davenport Assets;

(c)	certified copies of such resolutions of the shareholders and directors of Davenport and Cano as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from the Davenport Shareholders of the satisfaction of the conditions precedent set forth in section 8.3 hereof;

(e)	legal opinions, in form and substance acceptable to Huron, covering the matters detailed in Schedule "Y" hereto; and

(f)	such other documents as Huron may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Huron

10.3 On or before the Closing, Huron shall deliver or cause to be delivered to the Davenport Shareholders or the Escrow Agent:

(a)	to the Davenport Shareholders, certified copies of such resolutions of the directors of Huron as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(b)	to the Davenport Shareholders, a certified copy of a resolution of the directors of Huron dated as of the Closing Date appointing Johnson, Michael Ricketts and Tom Cochrane as officers of Huron;

(c)	to the Davenport Shareholders, an undated resolution of the director of Huron appointing the nominees of the Davenport Shareholders listed below in Article 11 to the board of directors of Huron;

(d)	to the Davenport Shareholders, undated resignation of Eric Boehnke as a director of Huron;

(e)	to the Davenport Shareholders, an acknowledgement from Huron of the satisfaction of the conditions precedent set forth in section 8.1 hereof; and

(f)	such other documents as the Davenport Shareholders may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 11
POST-CLOSING MATTERS

Forthwith after the Closing, Huron, Davenport and the Davenport Shareholders, as the case may be, agree to use all their best efforts to:

(a)	file the Certificate of Merger with Secretaries of State for the States of Texas and Oklahoma;

(b)	issue a news release reporting the Closing;

(c)
file with the Securities and Exchange Commission a report on Form 14f1 disclosing the change in control of Huron and, 10 days after such filing, date the resolutions appointing to the board of directors of Huron Jeff Johnson, Don Dent and Michael Ricketts and accept the resignation of Eric Boehnke as a director of Huron;

(d)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement within 15 days of the Closing and, not more than 60 days following the filing of the Form 8-K, file an amended Form 8-K which includes the audited financial statements of Davenport as well as pro forma financial information of Davenport and Huron as required by Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission;

(e)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the Davenport Shareholders, as required by law;

(f)	within 4 business days of the Closing, take such steps are required to change the name of Huron to "Cano Petroleum, Inc."; and

(g)	return to treasury the 6,500,000 Huron Common Shares pursuant to the Return to Treasury and Debt Forgiveness Agreement.

ARTICLE 12
GENERAL PROVISIONS

Arbitration

12.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within thirty (30) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration.

Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement shall be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and governed by the laws of the State of Texas (without regard to the choice-of-law rules or principles of that jurisdiction). Judgment upon the award may be entered in any court located in the State of Texas, and all the parties hereto hereby consent to submit to the jurisdiction of such courts and expressly waive any objections or defense based upon lack of personal jurisdiction or venue.

Each of the plaintiff and defendant party to the arbitration shall select one (1) arbitrator (or where multiple plaintiffs and/or defendants exist, one (1) arbitrator shall be chosen collectively by such parties comprising the plaintiffs and one (1) arbitrator shall be chosen collectively by those parties comprising the defendants) and then the two (2) arbitrators shall mutually agree upon the third arbitrator. Where no agreement can be reached on the selection of either a third arbitrator or an arbitrator to be named by either a group of plaintiffs or a group of defendants, any implicated party may apply to a judge of the courts of the State of Texas, to name an arbitrator. The location of any arbitration shall be in the State of Texas. Process in any such action or proceeding may be served on any party anywhere in the world.

Notice

12.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

12.3 The address for service of notice of each of the parties hereto is as follows:

(a)	Huron or the Acquirer:

Huron Ventures Inc. 1066 West Hastings Street Suite 2000 Vancouver, B.C. V6E 3X2 Attention: Eric Boehnke Telecopy No.: 604-925.3625

(b)	Davenport or the Davenport Shareholders:

c/o Jeff Johnson
309 West Seventh Street, Suite 1600 Fort Worth, Texas 76102 Telecopy No.: 817-698-0761

Change of Address

12.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

12.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

12.6 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

12.7 The provisions contained herein constitute the entire agreement among Davenport, the Davenport Shareholders, Huron, the Acquirer, Cano and Big Sky respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Davenport, the Davenport Shareholders, Huron, the Acquirer, Cano and Big Sky with respect to the subject matter hereof.

Enurement

12.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

12.9 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

12.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

12.11 This Agreement is subject to the laws of the State of Texas.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

HURON VENTURES, INC.

By: /s/ Eric Boehnke
Eric Boehnke., President

DAVENPORT ACQUISITION CORP.

By: /s/ Eric Boehnke
Eric Boehnke., President

DAVENPORT FIELD UNIT INC

By: /s/ S. Jeff Johnson
S. Jeff Johnson., President

CANO ENERGY CORPORATION

By: /s/ S. Jeff Johnson
S. Jeff Johnson., President

BIG SKY MANAGEMENT LTD.

By: /s/ Eric Boehnke
Eric Boehnke., President

This is page 36 of the Agreement and Plan of Merger dated May 26, 2004 among Huron Ventures, Inc., Davenport Acquisition Corp., Davenport Field Unit Inc., the shareholders of Davenport Field Unit Inc., Cano Energy Corporation and Big Sky Management Ltd.

/s/ Steven Jeffrey Johnson
Steven Jeffrey Johnson

/s/ Michael Joseph Ricketts
Michael Joseph Ricketts

/s/ Tom Cochrane
Tom Cochrane

/s/ Donnie Dale Dent
Donnie Dale Dent

/s/ Jim Mccaghren
Jim Mccaghren

/s/ Evelyn L. Harwell
Evelyn L. Harwell

/s/ Patricia Lee Stephens
Patricia Lee Stephens

/s/ Tonya L. Clardy
Tonya L. Clardy

This is page 37 of the Agreement and Plan of Merger dated May 26, 2004 among Huron Ventures, Inc., Davenport Acquisition Corp., Davenport Field Unit Inc., the shareholders of Davenport Field Unit Inc., Cano Energy Corporation and Big Sky Management Ltd.